                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       March 13, 1997 (December 29, 1996)



                         PERFORMANCE FOOD GROUP COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  Tennessee                                0-22192                   54-0402940
----------------------------------------------     -----------------------       ------------------
(State or other jurisdiction of incorporation)     (Commission File Number)       (I.R.S. Employer
                                                                                 Identification No.)


6800 Paragon Place, Suite 500, Richmond, Virginia                     23230
-------------------------------------------------               ----------------
    (Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (804) 285-7340



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

     This Current Report on Form 8-K/A amends and supersedes "Item 7. Financial Statements, Pro Forma Information and Exhibits" of Registrant's Current Report on Form 8-K, dated January 13, 1997.

Item 7.  Financial Statements, Pro Forma Information and Exhibits.
--------------------------------------------------------------------------------


(a)      Financial Statements of Business Acquired

         Independent Auditors' Report
         Balance Sheet at November 1, 1996
         Statement of Earnings for the ten fiscal periods ended November 1, 1996 Statement of Shareholder's Equity for the ten fiscal periods ended
                  November 1, 1996
         Statement of Cash Flows for the ten fiscal periods
                  ended November 1, 1996
         Notes to Financial Statements

(b)      Unaudited Pro Forma Consolidated Financial Information

         Unaudited Pro Forma Consolidated Financial Information
         Unaudited Pro Forma Consolidated Balance Sheet at September 28, 1996 Unaudited Pro Forma Consolidated Statement of Earnings for the nine months ended September 28, 1996
         Unaudited Pro Forma Consolidated Statement of Earnings for the fiscal year ended December 30, 1995

(c)      Exhibits:

         (2) Asset Purchase Agreement, dated October 22, 1996 by and among Performance Food Group Company, McLane Foodservice -- Temple, Inc., and McLane Company, Inc. and an amendment thereto (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules of this agreement are omitted, but will be provided supplementally to the Commission upon request.)*

         (10) Escrow Agreement, dated December 29, 1996, by and among Performance Food Group Company, McLane Company, Inc., McLane Foodservice -- Temple, Inc., and First Union National Bank of Virginia.*

-----------------------

*previously filed

INDEPENDENT AUDITORS' REPORT



The Board of Directors
McLane Foodservice -- Temple, Inc.:


We have audited the accompanying balance sheet of McLane Foodservice -- Temple, Inc. (a wholly-owned subsidiary of McLane Company, Inc.) of November 1, 1996, and the related statements of earnings, shareholder's equity and cash flows for the ten fiscal periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McLane Foodservice -- Temple, Inc. as of November 1, 1996, and the results of its operations and its cash flows for the ten fiscal periods then ended, in conformity with generally accepted accounting principles.


                                            /s/ KPMG PEAT MARWICK LLP



Richmond, Virginia
December 18, 1996, except as to note 10, which is as of December 29, 1996

MCLANE FOODSERVICE -- TEMPLE, INC.
BALANCE SHEET
November 1, 1996

---------------------------------------------------------------------------------------------
ASSETS
---------------------------------------------------------------------------------------------
Current assets:
     Cash                                                                         $     4,645
     Trade accounts and current portion of note receivable, less allowance for
         doubtful accounts of $895,000 (note 2)                                    12,097,628
     Inventories (note 3)                                                          11,024,929
     Prepaid expenses and other current assets                                        187,985
     Deferred income taxes (note 6)                                                   449,000
---------------------------------------------------------------------------------------------
Total current assets                                                               23,764,187
---------------------------------------------------------------------------------------------
Property and equipment, net (notes 4 and 5)                                         7,722,369
Note receivable, less current portion (note 2)                                         80,205
---------------------------------------------------------------------------------------------
Total assets                                                                      $31,566,761
=============================================================================================
LIABILITIES AND SHAREHOLDER'S EQUITY
---------------------------------------------------------------------------------------------
Current liabilities:
     Outstanding checks in excess of deposits                                     $   180,734
     Current installments of obligation under capital lease (note 5)                  129,928
     Trade accounts payable                                                         8,215,932
     Accrued expenses                                                               1,306,243
     Payable to Parent (note 7)                                                    15,713,751
     Income taxes payable to Parent                                                 1,523,000
---------------------------------------------------------------------------------------------
Total current liabilities                                                          27,069,588
---------------------------------------------------------------------------------------------
Obligation under capital lease, excluding current installments (note 5)               792,452
Deferred income taxes (note 6)                                                        702,000
---------------------------------------------------------------------------------------------
Total liabilities                                                                  28,564,040
---------------------------------------------------------------------------------------------
Shareholder's equity:
     Common stock, $1.00 par value; 500,000 shares authorized; 50,000
        shares issued and outstanding                                                  50,000
     Additional paid-in capital                                                       231,858
     Retained earnings                                                              2,720,863
---------------------------------------------------------------------------------------------
Total shareholder's equity                                                          3,002,721
Commitments and contingencies (notes 5 and 10)
---------------------------------------------------------------------------------------------
Total liabilities and shareholder's equity                                        $31,566,761
=============================================================================================

See accompanying notes to financial statements.

MCLANE FOODSERVICE -- TEMPLE, INC.
STATEMENT OF EARNINGS
Ten fiscal periods ended November 1, 1996

---------------------------------------------------------------------------------------------
Net sales                                                                        $138,494,565
Cost of goods sold                                                                121,140,650
---------------------------------------------------------------------------------------------
Gross profit                                                                       17,353,915
Operating expenses (notes 5, 7 and 8)                                              15,970,330
---------------------------------------------------------------------------------------------
Operating profit                                                                    1,383,585
---------------------------------------------------------------------------------------------
Other income (expense):
    Interest expense (note 7)                                                      (1,218,598)
    Interest income                                                                    11,267
    Other, net                                                                        261,646
---------------------------------------------------------------------------------------------
Other expense, net                                                                   (945,685)
---------------------------------------------------------------------------------------------
Earnings before income taxes                                                          437,900
Income tax expense (note 6)                                                           173,000
---------------------------------------------------------------------------------------------
Net earnings                                                                     $    264,900
=============================================================================================


See accompanying notes to financial statements.

MCLANE FOODSERVICE -- TEMPLE, INC.
STATEMENT OF SHAREHOLDER'S EQUITY
Ten fiscal periods ended November 1, 1996

---------------------------------------------------------------------------------------------------
                                                  Additional                              Total
                                      Common        paid-in            Retained       shareholder's
                                      stock         capital            earnings          equity
---------------------------------------------------------------------------------------------------
Balances at January 26, 1996         $50,000        231,858           2,455,963         2,737,821
Net earnings                              --             --             264,900           264,900
---------------------------------------------------------------------------------------------------
Balances at November 1, 1996         $50,000        231,858           2,720,863         3,002,721
===================================================================================================

See accompanying notes to financial statements.

MCLANE FOODSERVICE -- TEMPLE, INC.
STATEMENT OF CASH FLOWS
Ten fiscal periods ended November 1, 1996

---------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net earnings                                                                  $  264,900
     Adjustments to reconcile net earnings to net cash provided by operating activities:
             Depreciation and amortization                                            963,528
             Gain on sale of equipment                                               (177,914)
             Decrease in allowance for doubtful accounts                              (80,579)
             Provision for LIFO inventories                                           140,577
             Deferred income taxes                                                     77,000
             Changes in operating assets and liabilities:
                  Increase in trade accounts receivable                            (1,405,942)
                  Increase in inventories                                          (1,560,682)
                  Decrease in prepaid expenses and other current assets                10,801
                  Increase in trade accounts payable                                1,976,762
                  Decrease in accrued expenses                                        (84,479)
                  Increase in income taxes payable to Parent                           96,000
---------------------------------------------------------------------------------------------
Total adjustments                                                                     (44,928)
---------------------------------------------------------------------------------------------
Net cash provided by operating activities                                             219,972
---------------------------------------------------------------------------------------------
Cash flows from investing activities:
     Purchases of property and equipment                                             (606,938)
     Proceeds from sale of equipment                                                  177,914
     Principal payments received on notes receivable                                   49,081
---------------------------------------------------------------------------------------------
Net cash used in investing activities                                                (379,943)
---------------------------------------------------------------------------------------------
Cash flows from financing activities:
     Decrease in outstanding checks in excess of deposits                            (128,212)
     Principal payments on obligation under capital lease                             (99,450)
     Net increase in payable to Parent                                                390,192
---------------------------------------------------------------------------------------------
Net cash provided by financing activities                                             162,530
---------------------------------------------------------------------------------------------
Net increase in cash                                                                    2,559
Cash at beginning of year                                                               2,086
---------------------------------------------------------------------------------------------
Cash at end of year                                                                     4,645
=============================================================================================
Supplementary disclosure of cash flow information -- cash paid for interest        $1,218,598
---------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

MCLANE FOODSERVICE -- TEMPLE, INC.

Notes to Financial Statements
November 1, 1996
--------------------------------------------------------------------------------

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

         DESCRIPTION OF BUSINESS

         McLane Foodservice -- Temple, Inc. (the Company) is a wholly-owned subsidiary of McLane Company, Inc. (the Parent), which is itself a wholly-owned subsidiary of Wal-Mart Stores, Inc. The Company is engaged in the marketing and distribution of a wide range of food and food-related products to the foodservice, or "away-from-home eating," industry, including both traditional foodservice customers and chain restaurants. Traditional foodservice customers include independent restaurants, hospitals, schools, hotels and industrial caterers. The Company's chain restaurant customers include regional and national hamburger, chicken and cafeteria operations. The Company is also engaged, to a limited extent, in the marketing and distribution of vending products to independent vending distributors and office coffee service companies. The Company operates out of distribution centers in Temple and Victoria, Texas. The majority of the Company's customers are located in Texas. The Company is not dependent on a single supplier or only a few suppliers.

         The Company uses a 52/53 week fiscal year ending on the last Friday in January, consisting of thirteen four-week periods. The accompanying financial statements and related notes are presented as of and for the ten fiscal periods ended November 1, 1996.

         TRADE ACCOUNTS AND NOTES RECEIVABLE

         Trade accounts and notes receivable represent amounts due from customers in the ordinary course of business. At November 1, 1996, trade accounts receivables from America's Favorite Chicken, Inc. (AFC) and Dairy Queen International (Dairy Queen) comprised 23% and 13%, respectively, of the total trade accounts and notes receivable balance.

         INVENTORIES

         Inventories consist of food and food-related products held for resale and are valued at the lower of cost or market, with the cost of approximately 65% of inventories determined using the last-in, first-out (LIFO) method. Cost for the remaining inventories is determined using the first-in, first-out (FIFO) method.



                                                                    (Continued)
                                        8

MCLANE FOODSERVICE -- TEMPLE, INC.

Notes to Financial Statements
November 1, 1996
--------------------------------------------------------------------------------

(1)      CONTINUED

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Equipment under capital leases are stated at the lesser of the estimated fair value of the leased equipment or the present value of minimum lease payments at the inception of the lease. Maintenance, repairs and minor renewals are charged to earnings when they are incurred. Upon sale or retirement of an asset, accumulated depreciation is deducted from the original cost, compared to proceeds and any gain or loss is reflected in current earnings.

         Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases is amortized straight-line over the shorter of the lease term or estimated useful life of the asset. In general, the estimated useful lives for computing depreciation and amortization are: 3 to 40 years for buildings and improvements; 3 to 8 years for transportation equipment; 3 to 10 years for warehouse and plant equipment; 3 to 10 years for office equipment, furniture and fixtures; and 7 years for equipment held under capital leases.

         REVENUE RECOGNITION

         Sales are recognized upon shipment of goods to the customer. The following customers each accounted for more than 5% of net sales for the ten fiscal periods ended November 1, 1996:

                                                                  Percentage
Customer                                                         of net sales
--------------------------------------------------------------------------------
AFC                                                                  30%
Dairy Queen                                                          13%
Triangle Foodservice Corporation                                      6%
--------------------------------------------------------------------------------



                                                                     (Continued)
                                        9

MCLANE FOODSERVICE -- TEMPLE, INC.

Notes to Financial Statements
November 1, 1996
--------------------------------------------------------------------------------

(1)      CONTINUED

         INCOME TAXES

         The Company files consolidated federal and state income tax returns with Wal-Mart Stores, Inc. Income taxes are computed using the separate return method which incorporates the recognition and measurement criteria of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement 109). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         USE OF ESTIMATES

         Management of the Company has made a number of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

(2)      NOTE RECEIVABLE

         The Company's note receivable is due from a customer and relates to financing of inventory purchases. The related operating profit generated from this financing activity is not significant. The note bears interest at 9% and has a remaining term of approximately two years. The note is unsecured. The note receivable shown in current assets totals approximately $62,000 at November 1, 1996.

(3)      INVENTORIES

         At November 1, 1996, approximately 65% of total inventories were valued using the LIFO method. Costs for the remaining inventories were determined using the FIFO method. If all inventories were valued at the lower of FIFO cost or market, inventories would have been higher by approximately $475,000 at November 1, 1996, and net earnings would have been higher by approximately $141,000 for the ten fiscal periods ended November 1, 1996. FIFO value of inventories approximates their replacement cost.



                                                                    (Continued)
                                       10

MCLANE FOODSERVICE -- TEMPLE, INC.

Notes to Financial Statements
November 1, 1996
--------------------------------------------------------------------------------

(4)      PROPERTY AND EQUIPMENT

         Property and equipment as of November 1, 1996 consists of the following:

         Land                                                       $   44,774
         Buildings and improvements                                  5,791,956
         Transportation equipment (note 5)                           2,207,860
         Warehouse and plant equipment                               3,601,643
         Office equipment, furniture and fixtures                    1,849,866
         ---------------------------------------------------------------------
                                                                    13,496,099
         Less accumulated depreciation and amortization              5,773,730
         ---------------------------------------------------------------------
         Property and equipment, net                                 7,722,369
         =====================================================================

(5)      LEASES

         The Company is obligated under a capital lease that expires in October 2002 with the Parent for transportation equipment. At November 1, 1996, the gross amount of transportation equipment and related accumulated amortization recorded under the capital lease was as follows:

         Cost of transportation equipment                             $1,049,371
         Less accumulated amortization                                   142,861
         -----------------------------------------------------------------------
                                                                      $  906,510
         =======================================================================

         Amortization of assets held under the capital lease is included with depreciation expense and is included in operating expenses in the statement of earnings.



                                                                     (Continued)
                                       11

MCLANE FOODSERVICE -- TEMPLE, INC.

Notes to Financial Statements
November 1, 1996
--------------------------------------------------------------------------------

(5)      CONTINUED

         Future minimum capital lease payments as of November 1, 1996 are as follows:

         Fourteen fiscal periods ending November 1,
         ------------------------------------------------------------------------------
               1997                                                          $  171,720
               1998                                                             171,720
               1999                                                             171,720
               2000                                                             171,720
               2001                                                             171,720
               Thereafter                                                       257,580
         ------------------------------------------------------------------------------
         Total minimum lease payments                                         1,116,180
         Less amounts representing interest at 6.5%                             193,800
         ------------------------------------------------------------------------------
         Present value of minimum lease payments                                922,380
         Less current installments of obligation under capital lease            129,928
         ------------------------------------------------------------------------------
         Obligation under capital lease, excluding current installments      $  792,452
         ------------------------------------------------------------------------------

         The Company leases the Victoria facility and certain transportation equipment from the Parent under various month-to-month operating leases. The Company is required to pay all maintenance on the facility and transportation equipment. Total rent expense for the ten fiscal periods ended November 1, 1996 under these leases totaled approximately $802,000 and is included in operating expenses. Additionally, the Company leases certain warehouse, plant and office equipment under various month-to-month operating leases from third parties. Total rent expense for the ten fiscal periods ended November 1, 1996 under these leases totaled approximately $83,000 and is included in operating expenses.



                                                                     (Continued)
                                       12

MCLANE FOODSERVICE -- TEMPLE, INC.

Notes to Financial Statements
November 1, 1996
--------------------------------------------------------------------------------

(5)      CONTINUED

         It is expected that in the normal course of business, leases that expire will be renewed or replaced by other leases. Thus, it is anticipated that future rent expense will not be less than the amounts for the ten fiscal periods ended November 1, 1996.

(6)      INCOME TAXES

         The provision for income taxes consisted of the following for the ten fiscal periods ended November 1, 1996:

         Current:
               Federal                                                  $ 84,000
               State                                                      12,000
         -----------------------------------------------------------------------
                                                                          96,000
         -----------------------------------------------------------------------
         Deferred:
               Federal                                                    67,000
               State                                                      10,000
         -----------------------------------------------------------------------
                                                                          77,000
         -----------------------------------------------------------------------
         Total income tax expense                                       $173,000
         =======================================================================

         The actual income tax expense differs from the expected income tax expense (computed by applying the applicable U.S. Federal corporate income tax rate of 34% to earnings before income taxes) as follows:

         Federal income taxes computed at statutory rate                $149,000
         Increase in income taxes resulting from:
               State income taxes, net of Federal income tax benefit      15,000
               Other, net                                                  9,000
         -----------------------------------------------------------------------
         Total income tax expense                                       $173,000
         =======================================================================



                                                                     (Continued)
                                       13

MCLANE FOODSERVICE -- TEMPLE, INC.

Notes to Financial Statements
November 1, 1996
--------------------------------------------------------------------------------

(6)      CONTINUED

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at November 1, 1996 are as follows:

         Deferred tax assets:
               Allowance for doubtful accounts                                      $ 332,000
               Inventories, principally due to additional costs inventoried for
                     tax purposes pursuant to the Tax Reform Act of 1986               90,000
               Various accrued expenses not deductible until paid                     117,000
               Other                                                                    6,000
         ------------------------------------------------------------------------------------
         Total gross deferred tax assets                                              545,000
         ------------------------------------------------------------------------------------
         Deferred tax liabilities:
               Property and equipment, principally due to differences in
                     depreciation                                                    (708,000)
               Inventories, principally due to differences in the LIFO
                     calculation for financial statement and tax purposes             (90,000)
         ------------------------------------------------------------------------------------
         Total gross deferred tax liabilities                                        (798,000)
         ------------------------------------------------------------------------------------
         Net deferred tax liability                                                 $(253,000)
         ====================================================================================

         The net deferred tax liability is presented in the November 1, 1996 balance sheet as follows:

         Current deferred tax asset                                                 $ 449,000
         Noncurrent deferred tax liability                                           (702,000)
         ------------------------------------------------------------------------------------
         Net deferred tax liability                                                  (253,000)
         ====================================================================================

         The Company has sufficient taxable income and future taxable income from reversing taxable temporary differences to realize substantially all of its deferred tax assets at November 1, 1996. Management believes, based on the Company's history of generating earnings and expectations of future earnings, that it is more likely than not that all deferred tax assets will be realized. Therefore, no valuation allowance is considered necessary.



                                                                     (Continued)
                                       14

MCLANE FOODSERVICE -- TEMPLE, INC.

Notes to Financial Statements
November 1, 1996
--------------------------------------------------------------------------------

(7)      RELATED PARTY TRANSACTIONS

         The Parent provides certain treasury/cash management services, administrative support and computer processing services to the Company. For the ten fiscal periods ended November 1, 1996, amounts allocated and charged to the Company for such services totaled $472,000 and are included in operating expenses. Such allocations and charges are based upon specific utilization of such services by the Company. Where determinations based on utilization alone have been impracticable, other methods and criteria were used that management believes are equitable and provide a reasonable estimate of the costs attributable to the Company. It is management's opinion that such charges fairly represent the costs of services provided to the Company, however, the terms of the transactions may differ from those that would result from transactions among unrelated parties.

         The Company's cash is managed as part of the Parent's centralized cash management system. The net cash collected or disbursed by the Company is transferred to the Parent on a daily basis. Transactions such as the reimbursement and allocation of expenses incurred by the Parent on behalf of the Company are also recorded through the payable to Parent account. The Company is assessed interest each month on amounts payable to the Parent, calculated at 7.5% per annum of property and equipment and other assets (mainly prepaid expenses) and 9% per annum of all other assets and liabilities, excluding payables to the Parent. For the ten fiscal periods ended November 1, 1996, the Company paid approximately $1,219,000 in interest charges to the Parent.

         The Company leases the Victoria facility and certain transportation equipment from the Parent under operating and capital leases (see note
         5). Management of the Company believes that the Victoria facility's monthly lease payment of approximately $11,000 is below the current market rental. The current market rental is estimated to be approximately $22,000 per month.

(8)      EMPLOYEE BENEFIT PLAN

         The Company maintains a profit sharing savings plan which covers substantially all employees who have been employed by the Company for at least one year. Participating employees may elect to contribute 3% to 10% of their qualified salary under the provisions of Internal Revenue Code Section 401(k). Contributions to the plan by the Company are discretionary and amounted to approximately $400,000 for the ten fiscal periods ended November 1, 1996, and are included in operating expenses.

(9)      FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, requires the disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value.



                                                                     (Continued)
                                       15

MCLANE FOODSERVICE -- TEMPLE, INC.

Notes to Financial Statements
November 1, 1996
--------------------------------------------------------------------------------

(9)      CONTINUED

         As of November 1, 1996, the carrying value of cash, trade accounts and note receivable, outstanding checks in excess of deposits, trade accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments.

         Based on the borrowing rates currently available to the Company, management believes that the carrying value of payable to Parent and income taxes payable to Parent approximates fair value.

(10)     SUBSEQUENT EVENT (UNAUDITED)

         On December 29, 1996, the Parent consummated the sale of substantially all of the net assets of the Company to Performance Food Group Company of Texas, L.P. (Performance Food) for approximately $30 million, subject to certain closing adjustments. In addition, Performance Food purchased the Victoria facility from a third party for approximately $1.5 million.

                         PERFORMANCE FOOD GROUP COMPANY
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following unaudited pro forma consolidated financial information is based upon the consolidated financial statements of Performance Food Group Company (the "Company") combined with the financial statements of McLane Foodservice -- Temple, Inc. ("McLane") to give effect to the acquisition (the "Acquisition") of substantially all of the net assets of McLane, completed on December 29, 1996. The unaudited pro forma consolidated balance sheet as of September 28, 1996 gives effect to the Acquisition as if it had occurred on such date. The unaudited pro forma consolidated statements of earnings for the nine months ended September 28, 1996 and the fiscal year ended December 30, 1995 give effect to the Acquisition as if it occurred at the beginning of each period presented. In presenting the transaction on a pro forma basis, McLane's financial statements for the ten fiscal periods beginning January 27, 1996 and ending November 1, 1996 were combined with the Company's consolidated financial statements for the nine months ended September 28, 1996. McLane's unaudited financial statements for the fiscal year ended January 26, 1996 were combined with the Company's consolidated financial statements for the fiscal year ended December 30, 1995 in presenting the transaction on a pro forma basis for that period. The pro forma information is based on the historical financial statements of the Company and McLane, giving effect to the transaction under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to the pro forma financial information. The Company has not yet completed its purchase price allocation for this acquisition.

         The unaudited pro forma consolidated financial information has been prepared and included as required by the rules and regulations of the Securities and Exchange Commission and does not purport to be indicative of the results that actually would have been obtained if the transaction had been in effect on the date indicated or of the results which may be obtained in the future. The unaudited pro forma consolidated financial information should be read in conjunction with the historical financial information of McLane contained elsewhere herein.

PERFORMANCE FOOD GROUP COMPANY
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 28, 1996
(AMOUNTS IN THOUSANDS)

                                                                                PRO FORMA        PRO FORMA
                                                         PFG        MCLANE      ADJUSTMENTS        TOTAL
                                                       --------     -------     -----------      ---------
ASSETS
Cash                                                   $  4,037     $     5    $      (5)(1)    $  4,037
Trade accounts and notes receivable, net                 48,729      12,098                       60,827
Inventories                                              45,914      11,025        475(2)         57,414
Other current assets                                      3,223         637       (637)(1)         3,223
--------------------------------------------------------------------------------------------------------

     Total current assets                               101,903      23,765       (167)          125,501

Property, plant & equipment, net                         55,177       7,722       (907)(1)        66,592
                                                                                 3,100(2)
                                                                                 1,500(3)
Intangible assets, net                                   12,905           -      6,525(2)         19,430
Other assets                                                926          80                        1,006
--------------------------------------------------------------------------------------------------------
     Total assets                                       170,911      31,567     10,051           212,529
========================================================================================================

LIABILITIES & SHAREHOLDERS' EQUITY

Outstanding checks in excess of deposits                 13,681         181       (181)(1)        13,681
Current portion of long-term debt                           641         130       (130)(1)           641
Accounts payable                                         37,337       8,216                       45,553
Due to parent                                                 -      17,237    (17,237)(1)             0
Accrued expenses and other current liabilities           11,291       1,306       (906)(1)        11,691
--------------------------------------------------------------------------------------------------------

     Total current liabilities                           62,950      27,070    (18,454)           71,566

Long-term debt, excluding current portion                 3,808         792       (792)(1)         3,808
Note payable to bank                                      2,726           -     31,502(2)         35,728
                                                                                 1,500(3)
Deferred income taxes                                     3,106         702       (702)(1)         3,106
--------------------------------------------------------------------------------------------------------

     Total liabilities                                   72,590      28,564     13,054           114,208

Shareholders' equity                                     98,321       3,003     (3,003)(1)        98,321
--------------------------------------------------------------------------------------------------------
     Total liabilities and shareholders' equity        $170,911     $31,567   $ 10,051          $212,529
========================================================================================================

(1) Eliminate assets, liabilities and shareholders' equity not purchased in accordance with the Asset Purchase Agreement.
(2) Record purchase of net assets of McLane Foodservice-Temple, including $3.1 million for certain assets of McLane Company. The total consideration was $31.5 million, financed with borrowings under the Company's credit facility. The Company has not yet completed its allocation of the purchase price, which is subject to adjustment when additional information concerning asset valuations is obtained. The allocation does include an adjustment to convert from LIFO to FIFO inventory method. Any changes to the final purchase price allocation are not expected to have a material effect on the Company's consolidated financial position.
(3) Purchase Victoria facility from third party for $1.5 million simultaneously with closing.

PERFORMANCE FOOD GROUP COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
NINE MONTHS ENDED SEPTEMBER 28, 1996
(AMOUNTS IN THOUSANDS)

                                                                         PRO FORMA         PRO FORMA
                                                 PFG         MCLANE     ADJUSTMENTS          TOTAL
                                               --------    ----------   -----------        ---------
Net sales                                      $567,911     $138,495                       $706,406

Cost of goods sold                              487,392      121,141       (141)(4)         608,392
---------------------------------------------------------------------------------------------------

     Gross profit                                80,519       17,354        141              98,014
                                                                            (88)(5)
Operating expenses                               66,892       15,970        122(1)           82,896
---------------------------------------------------------------------------------------------------

     Operating profit                            13,627        1,384        107              15,118

Other income (expense):
     Interest expense                              (516)      (1,219)    (1,733)(2)          (2,249)
                                                                          1,219(3)
     Interest income                                  -           11                             11
     Other, net                                     126          262                            388
---------------------------------------------------------------------------------------------------
         Other expense, net                        (390)        (946)      (514)             (1,850)
---------------------------------------------------------------------------------------------------

         Earnings before income taxes            13,237          438       (407)             13,268

Income tax expense                                5,227          173       (161)(6)           5,239
---------------------------------------------------------------------------------------------------
         Net earnings                          $  8,010     $    265    $  (246)            $ 8,029
===================================================================================================

Weighted average shares outstanding              12,083                                      12,083

Net earnings per common share                  $   0.66                                     $  0.66

(1)   Record amortization of excess purchase price over 40 years.
(2) Record interest on total acquisition debt of approximately $33 million at 7%.
(3)   Eliminate interest on debt not assumed.
(4)   Adjustment to convert from LIFO to FIFO inventory method.
(5)   Eliminate rent and record depreciation on Victoria facility.
(6)   Adjust effective tax rate giving effect to pro forma adjustments.

PERFORMANCE FOOD GROUP COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
FISCAL YEAR ENDED DECEMBER 30, 1995
(AMOUNTS IN THOUSANDS)


                                                                         PRO FORMA      PRO FORMA
                                                  PFG        MCLANE      ADJUSTMENTS      TOTAL
                                                --------    --------     -----------    ---------
Net sales                                       $664,123    $163,938                    $828,061

Cost of goods sold                               568,097     143,944                     712,041
------------------------------------------------------------------------------------------------

     Gross profit                                 96,026      19,994                     116,020
                                                                            (114)(4)
Operating expenses                                80,302      20,451         175(1)      100,814
------------------------------------------------------------------------------------------------

     Operating profit                             15,724        (457)        (61)         15,206

Other income (expense):
     Interest expense                             (2,727)     (1,269)     (2,279)(2)      (5,006)
                                                                           1,269(3)
     Interest income                                  16           6                          22
     Other, net                                       (2)         45                          43
------------------------------------------------------------------------------------------------
         Other expense, net                       (2,713)     (1,218)     (1,010)         (4,941)
------------------------------------------------------------------------------------------------

         Earnings before income taxes             13,011      (1,675)     (1,071)         10,265

Income tax expense                                 5,088                  (1,085)(5)       4,003
------------------------------------------------------------------------------------------------
         Net earnings                           $  7,923    $ (1,675)    $    14        $  6,262
================================================================================================

Weighted average shares outstanding                9,631                                   9,631

Net earnings per common share                   $   0.82                                $   0.65

(1)   Record amortization of excess purchase price over 40 years.
(2) Record interest on total acquisition debt of approximately $33 million at 7%.
(3)   Eliminate interest on debt not assumed.
(4)   Eliminate rent and record depreciation on Victoria facility.
(5)   Record estimated tax provision based on 1996 effective rate.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            PERFORMANCE FOOD GROUP COMPANY


Date:  March 13, 1997                       By:   /s/ Roger L. Boeve
                                                  ----------------------------
                                                  Roger L. Boeve
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

     NO.                               EXHIBIT
     ---             ---------------------------------------------------
      2              Asset Purchase Agreement, dated October 22, 1996
                     by and among Performance Food Group Company,
                     McLane Foodservice--Temple, Inc., and McLane
                     Company, Inc. and an amendment thereto (Pursuant
                     to Item 601(b)(2) of Registration S-K, the schedules
                     of this agreement are omitted, but will be provided
                     supplementally to the Commission upon request.)*

     10 Escrow Agreement, dated December 29, 1996, by and among Performance Food Group Company,
                     McLane Company, Inc., McLane Foodservice--
                     Temple, Inc., and First Union National Bank of
                     Virginia.*

----------------------

*previously filed